UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2011

Date of Report (Date of earliest event reported)

Bitzio, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-51688

(Commission File Number)

16-1734022

(IRS Employer Identification No.)

548 Market Street, Suite 18224, San Francisco, California, 94104

(Address of principal executive offices)

(213) 400-0770

Registrant’s telephone number, including area code

_______________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2011, Bitzio, Inc. (the “Company”) entered into indemnification agreements (the “Agreements”) with each of Mr. Gordon C. McDougall, the Company’s Chief Executive Officer and a director, Mr. Robert W. Garnett, the Company’s Chief Financial Officer and a director, Mr. Bruce C. Weatherell, the Company’s Chief Operating Officer, and Mr. Steven D. Moulton, a director of the Company, in the form incorporated herein as Exhibits 10.1 through 10.4.

The Agreements generally provide that the Company will indemnify the directors against expenses in respect of threatened, pending, continuing and completed actions, suits and other proceedings.

Item 3.02

Unregistered Sales of Equity Securities

On November 24, 2011, the Company issued 360,000 shares of its restricted common stock and $180,000 of convertible notes convertible into 1,800,000 shares of restricted common stock pursuant to a private placement. These securities were issued for consideration totaling $180,000 under the auspices of Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Indemnification Agreement dated November 30, 2011 with Gordon C. McDougall
10.2	Indemnification Agreement dated November 30, 2011 with Robert W. Garnett
10.3	Indemnification Agreement dated November 30, 2011 with Bruce C. Weatherell
10.4	Indemnification Agreement dated November 30, 2011 with Steven D. Moulton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2011

BITZIO, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall

Chief Executive Officer